UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2012

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company's Board of Directors appointed Adir Katzav as Chief Financial Officer of the Company, effective July 10, 2012 upon the resignation of Mr. Ginsberg.  Alan S. Ginsberg, gave notice of his decision to resign from his position as Chief Financial Officer of Eagle Bulk Shipping Inc. (the "Company") in order to pursue other professional interests.  Mr. Ginsberg has agreed to remain employed by the Company through mid-August 2012 in order to ensure an orderly transition of his responsibilities.

Mr. Katzav, age 42, also succeeds Mr. Ginsberg as the Company's principal financial officer and principal accounting officer.

Mr. Katzav joined the Company in 2008 as Director of Financial Reporting.  Prior to joining the Company, Mr. Katzav was employed at PricewaterhouseCoopers LLP, for which he served as Senior Audit Manager in addition to other roles, for a total of five years.  Mr. Katzav earned a Bachelor's Degree in Statistics and Operations Research and Accounting.

Mr. Katzav did not enter into any agreements or arrangements with the Company in connection with his appointment to Chief Financial Officer.

Item 8.01          Other Events

On July 11, 2012, the Company issued a press release announcing the matters discussed in Item 5.02 to this Report on Form 8-K.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibit

Exhibit Number       Document
99.1	Press Release of the Company dated July 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC. (registrant)
	By:	/s/ Sophocles N. Zoullas
Dated: July 16, 2012		Name: Sophocles N. Zoullas Title: Chief Executive Officer